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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
The Macerich Company
Santa Monica, California

We consent to the incorporation by reference in the Registration Statements on Form S-3 File Nos. 333-21157, 333-80129, 333-88718, 333-107063, 333-109733, 333-121630, 333-130993 and Form S-8 File Nos. 33-84038, 33-84040, 333-40667, 333-42309, 333-42303, 333-57898, 333-108193, 333-120585 and 333-00584 of our reports dated February 27, 2007 relating to the consolidated financial statements and consolidated financial statement schedules of The Macerich Company and of Pacific Premier Retail Trust, and management's report on the effectiveness of internal control over financial reporting of The Macerich Company appearing in this Annual Report on Form 10-K for the year ended December 31, 2006.

Deloitte & Touche LLP
Los Angeles, California
February 27, 2007

166     The Macerich Company

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM